Exhibit 5.1

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309-3424

404-881-7000 | Fax: 404-881-7777

September 12, 2024

Americold Realty Trust, Inc.

Americold Realty Operating Partnership, L.P.

Americold Realty Operations, Inc.

10 Glenlake Parkway

South Tower, Suite 600

Atlanta, Georgia 30328

Re:	Registration Statement on Form S-3ASR (Registration Nos. 333-270664, 333-270664-01, 333-270664-02, 333-270664-03, 333-270664-04 and 333-270664-05)

Ladies and Gentlemen:

We have acted as counsel to Americold Realty Trust, Inc., a Maryland corporation (the “Parent Guarantor”), Americold Realty Operating Partnership, L.P., a Delaware limited partnership (the “Company”) and Americold Realty Operations, Inc., a Delaware corporation (the “Limited Partner”) and the subsidiaries of the Company listed in Schedule A (the “Subsidiary Guarantors,” and, together with the Limited Partner and the Parent Guarantor, the “Guarantors” and the Guarantors, together with the Company, the “Americold Entities”), in connection with the above-referenced shelf registration statement, and all amendments thereto (collectively, the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

We are furnishing this opinion letter to you pursuant to Item 16 of the Commission’s Form S-3ASR and Item 601(b)(5) of the Commission’s Regulation S-K, in connection with the issuance of $500,000,000 aggregate principal amount of 5.409% Notes Due 2034 (the “Notes”) by the Company and the guarantees of the Notes by the Guarantors (each, a “Guarantee” and collectively, the “Guarantees” and, together with the Notes, the “Securities”), pursuant to the prospectus, dated March 17, 2023, included in the Registration Statement (the “Base Prospectus”), the preliminary prospectus supplement, dated and filed with the Commission on September 5, 2024 pursuant to Rule 424(b)(5) under the Securities Act (the “Preliminary Prospectus Supplement”), and the final prospectus supplement, dated September 5, 2024 and filed with the Commission on September 9, 2024 pursuant to Rule 424(b)(5) under the Securities Act (the “Final Prospectus Supplement,” and, together with the Preliminary Prospectus Supplement, the “Prospectus Supplements,” and, collectively, the Base Prospectus and the Prospectus Supplements and the documents incorporated by reference therein, the “Prospectus”). The Securities are to be issued under the First Supplemental Indenture, dated as of September 12, 2024 (the “Supplemental Indenture”), to the base Indenture, dated as of September 12, 2024 (as supplemented by the Supplemental Indenture, the “Indenture”), by and among the Americold Entities and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Securities are being issued and sold to the several underwriters (the “Underwriters”) named in the Underwriting Agreement, dated as of September

September 12, 2024

5, 2024 (the “Underwriting Agreement”), by and among the Americold Entities and BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the Underwriters named therein. The Underwriting Agreement, the Indenture and the Securities collectively are referred to herein as the “Transaction Documents.”

In our capacity as such counsel, we have reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed or photographic copies. We have relied, as to the matters set forth therein, on certificates of public officials. As to certain matters of fact material to this opinion, we have relied, without independent verification, upon representations, warranties and statements made in originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments entered into by the Americold Entities in connection with the issuance of the Securities, including, without limitation, the Transaction Documents, certificates of the Americold Entities, and of certain officers of the Americold Entities.

In rendering this opinion, we have assumed that: (i) the Indenture has been duly authorized, executed and delivered by each party thereto (other than the Company and the Limited Partner); (ii) the Indenture is a valid and binding agreement of, the Trustee, enforceable against the Trustee in accordance with its terms, and (iii) the execution and delivery of, and performance by the Americold Entities, as applicable, pursuant to, any Security (A) require no action by or in respect of, or filing with, any governmental body, agency or official and (B) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon any of the Americold Entities, as applicable.

Based upon the foregoing, and subject, in all respects, to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

(1) The Notes, when duly executed by the Company and authenticated and delivered by the Trustee in accordance with the provisions of the Underwriting Agreement and the Indenture against payment of the requisite consideration therefor, will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

(2) Assuming each of the Guarantees has been duly authorized, executed and delivered by the applicable Guarantors (other than the Limited Partner) in accordance with applicable law, and when the Guarantee has been duly executed by the Limited Partner, the Guarantees, when the Notes have been duly executed by the Company and duly authenticated and delivered by the Trustee as provided in the Indenture against payment of the requisite consideration therefor as provided in the Underwriting Agreement, will constitute the valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and the Prospectus, and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our prior express written consent. The only opinion rendered by us consists of those matters set forth in the paragraphs numbered (1) and (2) above, and no opinion may be implied or inferred beyond the opinion expressly stated.

September 12, 2024

This opinion is limited in all respects to the laws of the State of New York, the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. Insofar as this opinion letter involves matters of Maryland, Australian, New Zealand or Canadian law we have, with your permission, relied solely on the opinions of Venable LLP, K&L Gates LLP, Ellis Gould and Stewart McKelvey, each dated September 12, 2024, copies of which we understand you are filing as Exhibits 5.2, 5.3, 5.4 and 5.5, respectively, to the Parent Guarantor’s Current report on Form 8-K, dated as of September 12, 2024 (the “Closing 8-K”), which will be incorporated by reference into the Registration Statement, and with respect to matters involving Maryland, Australian, New Zealand or Canadian law our opinion is subject to the exceptions, qualifications and limitations set forth in such opinions.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Closing 8-K, to the incorporation by reference of this opinion into the Registration Statement and to the reference to this law firm under the caption “Legal Matters” in the Prospectus Supplements constituting a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

[Signature appears on following page.]

Sincerely,

ALSTON & BIRD LLP

By:	/s/ Justin R. Howard
Justin R. Howard
A Partner

[Signature Page to the Exhibit 5.1 Legal Opinion]

SCHEDULE A

Subsidiary Guarantors

1.	Americold Australian Holdings Pty Ltd

2.	Icecap Properties NZ Limited

3.	Nova Cold Logistics ULC

[Signature Page to the Exhibit 5.1 Legal Opinion]